Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned officers and directors of Tesoro Logistics GP, LLC, a Delaware limited liability company and general partner of Andeavor Logistics LP, a Delaware limited partnership (the “Registrant”), does hereby constitute and appoint Gary R. Heminger, D. Andrew Woodward and Blane W. Peery, and each of them, as his or her true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for each of the undersigned and in the name, place, and stead of each of the undersigned, to sign on behalf of each of the undersigned an Annual Report of the Registrant on Form 10-K for the fiscal year ended December 31, 2018 pursuant to Section 13 of the Securities Exchange Act of 1934 and to sign any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith including, without limitation, a Form 12b-25 with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 26th day of February, 2019.

Signature	Title

/s/ Gary R. Heminger	Chairman of the Board of Directors and Chief Executive Officer of Tesoro Logistics GP, LLC (the general partner of Andeavor Logistics LP) (principal executive officer)
Gary R. Heminger

/s/ D. Andrew Woodward	Vice President, Finance of Tesoro Logistics GP, LLC (the general partner of Andeavor Logistics LP) (principal financial officer)
D. Andrew Woodward

/s/ Blane W. Peery	Vice President, Accounting and Systems Integration of Tesoro Logistics GP, LLC (the general partner of Andeavor Logistics LP) (principal accounting officer)
Blane W. Peery

/s/ Pamela K.M. Beall	Director of Tesoro Logistics GP, LLC (the general partner of Andeavor Logistics LP)
Pamela K.M. Beall

/s/ Sigmund L. Cornelius	Director of Tesoro Logistics GP, LLC (the general partner of Andeavor Logistics LP)
Sigmund L. Cornelius

/s/ Ruth I. Dreessen	Director of Tesoro Logistics GP, LLC (the general partner of Andeavor Logistics LP)
Ruth I. Dreessen

/s/ Gregory J. Goff	Director of Tesoro Logistics GP, LLC (the general partner of Andeavor Logistics LP)
Gregory J. Goff

/s/ Timothy T. Griffith	Director of Tesoro Logistics GP, LLC (the general partner of Andeavor Logistics LP)
Timothy T. Griffith

/s/ Michael J. Hennigan	Director of Tesoro Logistics GP, LLC (the general partner of Andeavor Logistics LP)
Michael J. Hennigan

/s/ James H. Lamanna	Director of Tesoro Logistics GP, LLC (the general partner of Andeavor Logistics LP)
James H. Lamanna

/s/ Frank M. Semple	Director of Tesoro Logistics GP, LLC (the general partner of Andeavor Logistics LP)
Frank M. Semple

/s/ Donald C. Templin	Director of Tesoro Logistics GP, LLC (the general partner of Andeavor Logistics LP)
Donald C. Templin